EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 7, 2001, by and among The 3DO Company, a Delaware corporation, with headquarters located at 100 Cardinal Way, Redwood City, California, 94063 (the "Company"), and the undersigned buyers (individually, a "Buyer," and collectively, the "Buyers").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company has authorized the following new series of its preferred stock, par value $0.01 per share: the Company's Series A Convertible Preferred Stock (the "Preferred Stock"), which shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designations");

         C. The Buyers set forth under the heading "Initial Buyers" on the Schedule of Buyers (the "Initial Buyers") wish to purchase, upon the terms and conditions stated in this Agreement, (I) an aggregate of 15,720 shares of the Preferred Stock (the "Initial Preferred Shares") in the respective amounts set forth opposite such Initial Buyer's name on the Schedule of Buyers, and (II) warrants, substantially in the form attached hereto as Exhibit B (the "Initial Warrants"), to acquire a number of shares of Common Stock for each Initial Preferred Share purchased equal to the quotient of (a) $300 divided by (b) the arithmetic average of the Weighted Average Price (as defined in the Warrant) of the Common Stock on each of the ten (10) consecutive trading days immediately preceding the Initial Closing Date (as defined below) (as exercised, collectively, the "Initial Warrant Shares"); and

         D. The Buyers set forth under the heading "Second Buyers" on the Schedule of Buyers (the "Second Buyers") wish to purchase, upon the terms and conditions stated in this Agreement, (I) an aggregate of 100 shares of the Preferred Stock (the "Second Preferred Shares," and collectively with the Initial Preferred Shares, the "Preferred Shares") in the respective amounts set forth opposite such Second Buyer's name on the Schedule of Buyers, and (II) warrants, substantially in the form attached hereto as Exhibit B (the "Second Warrants," and collectively with the Initial Warrants, the "Warrants"), to acquire a number of shares of Common Stock for each Second Preferred Share purchased equal to the quotient of (a) $300 divided by (b) the Weighed Average Price of the Common Stock on each of the ten (10) consecutive trading days immediately preceding the Initial Closing Date (as exercised, the "Second Warrant Shares," and collectively with the Initial Warrant Shares, the "Warrant Shares"); and

         E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                  a. Purchase of Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a) below, the Company shall issue and sell to each Initial Buyer and each Initial Buyer severally agrees to purchase from the Company the respective number of Initial Preferred Shares set forth opposite such Initial Buyer's name on the Schedule of Buyers, along with Initial Warrants to acquire that number of shares of Common Stock for each Initial Preferred Share purchased equal to the quotient of (i) $300 divided by (ii) the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive trading days immediately preceding the Initial Closing Date (the "Initial Closing"). Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b) below, the Company shall issue and sell to each Second Buyer and each Second Buyer severally agrees to purchase from the Company the respective number of Second Preferred Shares set forth opposite such Second Buyer's name on the Schedule of Buyers, along with Second Warrants to acquire that number of shares of Common Stock for each Second Preferred Share purchased equal to the quotient of (x) $300 divided by (y) the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive trading days immediately preceding the Initial Closing Date (the "Second Closing," and collectively with the Initial Closing, the "Closings"). The purchase price (the "Purchase Price") of each Preferred Share and the related Warrants at each of the Closings shall be an aggregate of $1,000. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                  b. The Initial Closing Date. The date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m. Central Time, on December 10, 2001, subject to the satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6 and 7(a) (or such later date as is mutually agreed to by the Company and the Initial Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  c. The Second Closing Date. The date, time and location of the Second Closing (the "Second Closing Date," and collectively with the Initial Closing Date, the "Closing Dates") shall be mutually agreed to by the Company and the Second Buyers; provided, however, that the Second Closing Date shall not occur after December 10, 2001, or, if later, the Initial Closing Date.

                  d. Form of Payment. On each of the Closing Dates, (i) each Buyer purchasing Preferred Shares at such Closing shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld for expenses pursuant to Section 4(h), and (ii) the

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Company shall deliver to each Buyer purchasing Preferred Shares at such Closing, stock certificates (in the denominations as such Buyer shall request) (the "Preferred Stock Certificates") representing the number of the Preferred Shares
which  such  Buyer  is  then  purchasing   hereunder   along  with   instruments
representing the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that, as of the date of this Agreement and as of the Closing Date on which such Buyer is purchasing Securities hereunder, except that HFTP Investment L.L.C. and Gaia Offshore Master Fund, Ltd. do not make the representation set forth in
Section 2(j):

                  a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable, and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities"), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                  c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer acknowledges, covenants and agrees to sell Securities represented by a certificate from which the legend has been removed only pursuant to (i) a registration statement effective under the 1933 Act or
(ii) advice of counsel that such sale is exempt from the registration requirements of Section 5 of the 1993 Act, including, without limitation, a transaction pursuant to Rule 144.

                  h. Authorization; Enforcement; Validity. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. Residency. Such Buyer is a resident of that jurisdiction specified in its address on the Schedule of Buyers.

                  j. Independent Investigation. Such Buyer, other than HFTP Investment L.L.C. and Gaia Offshore Master Fund, Ltd., has made an independent evaluation of the Company, its current business and financial condition and the risks associated with such Buyer's investment in the Securities based solely on
(i) publicly  available  information  disclosed by or concerning the Company and
(ii) the information contained in the Transaction Documents.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that, as of the date of this Agreement and as of the Initial Closing Date:

                  a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations. The Company has no Subsidiaries except as set forth on Schedule 3(a).

                  b. Authorization;  Enforcement;  Validity. The Company has the
requisite   corporate  power  and  authority  to  enter  into  and  perform  its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction
Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except such stockholder approved as may be required pursuant to the rules of The Nasdaq Stock Market, Inc. for the issuance of a number of shares of Common Stock which is greater than 19.99% of the number of shares of Common Stock outstanding immediately prior to the Initial Closing Date). This Agreement and the other Transaction Documents dated of even date herewith have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. As of the applicable Closing, the Transaction Documents dated after the date hereof shall have been duly executed and delivered by the Company and shall constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations has been filed prior to the Initial Closing with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                  c.  Capitalization.  As of the  date  hereof,  the  authorized capital stock of the Company consists of (i) 125,000,000 shares of Common Stock, of which as of December 4, 2001, 53,072,399 shares were issued and outstanding, 8,728,883 shares were reserved for issuance pursuant to the Company's stock option and purchase plans (excluding shares of Common Stock reserved for issuance upon the exercise of options which already have been issued pursuant to the Company's stock option plans) and 26,228,667 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants, but including options issued and outstanding under the Company's stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance in compliance with the terms thereof will be, validly issued and are fully paid and nonassessable. From December 4, 2001 through the date hereof, the Company has not issued or reserved for issuance more than 25,000 shares of Common Stock (other than the reservation of shares of Common Stock for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants and the reservation of up to 312,424 shares of Common Stock for issuance upon exercise of the warrant to be issued to Gerard Klauer Mattison). Except as disclosed in Schedule 3(c), (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances granted or created by the Company; (B) there are no outstanding debt instruments issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (E) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (G) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. 10,816,165 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(e), neither the Company or any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain as described in the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market, including, without limitation, the requirements set forth in Rule 4350(i)(1)(D) of the Principal Market and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                  f. SEC Documents; Financial Statements. Since March 31, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC Documents"). A complete and accurate list of the SEC Documents is set forth on
Schedule 3(f). Except as set forth on Schedule 3(f), neither the Company nor any of its Subsidiaries is a party to or subject to any agreement, indenture or instrument which it is or will be required to file as an exhibit to the

Company's reports or filings under the 1934 Act and which has not been filed as an exhibit to any of the SEC Documents. Except for the amendments to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 contained in the amendment to such Form 10-Q filed with the SEC on June 7, 2001, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the amendments to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 contained in the amendment to such Form 10-Q filed with the SEC on June 7, 2001, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information. The Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement). As of the date of this Agreement, there are no amounts outstanding under the Loan and Security Agreement, dated as of April 6, 2000 by and among the Company, its subsidiaries, and certain lenders including Foothill Capital Corporation, as amended.

                  g. Absence of Certain Changes; Solvency. Except as disclosed in Schedule 3(g) or in the SEC Documents filed with the SEC through EDGAR and available to the public through EDGAR at least five (5) Business Days prior to the date of this Agreement, since March 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, assets, operations, results of operations, financial conditions or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(g), since March 31, 2001, the Company has not declared or paid any dividends, sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or had capital expenditures, individually or in the aggregate, in excess of $250,000. The information and statements set forth in
Schedule 3(g) have been publicly disclosed prior to the date of this Agreement. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby will not be, Insolvent (as defined below). The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. For purposes of this
Section 3(g), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                  h. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h). Except as set forth in
Schedule 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

                  i. Acknowledgment Regarding Buyer's Purchase of Preferred Shares and Warrant. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Company in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Preferred Shares and Warrant contemplated by this Agreement, no material event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                  k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  m. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  n. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer, to the knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                  o. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted. Except as set forth on
Schedule 3(o), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights necessary to conduct their respective businesses as now conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(o), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  p. Environmental Laws. The Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except for such permits, licenses or other approvals, the failure to receive would not result, either individually or in the aggregate, in a Material Adverse Effect and (iii) are in material compliance with all terms and conditions of any such permit, license or approval.

                  q. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(q) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                  r. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

                  s. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those certificates, authorizations and permits, the failure to obtain would not result, either individually or in the aggregate in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  t. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

                  u. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect.

                  v. Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  w.  Transactions  With  Affiliates.  Except  as set  forth  on
Schedule 3(w) and in the SEC Documents filed at least ten days prior to the date hereof, and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  x. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                  y. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                  z. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt
Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  aa. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyer(s) relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

         4.       COVENANTS.

                  a. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the applicable Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at such Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the applicable Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the applicable Closing Date.

                  c. Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares and the Warrant Shares and none of the Preferred Shares or the Warrant is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and the Warrants for general corporate purposes and working capital.

                  e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Reporting Period: (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within two
(2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares (without regard to any limitations on conversions) and 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants (without regard to any limitations on exercises).

                  g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights
Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market ("Nasdaq") or listed on The New York Stock Exchange, Inc. ("NYSE") or The American Stock Exchange, Inc. ("AMEX") (as applicable, the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                  h. Expenses. At the Closing, the Company shall pay an expense allowance of $30,000 (which amount is in addition to any amounts paid by the Company prior to the date of this Agreement) to HFTP Investment L.L.C., which amount shall be withheld by HFTP Investment L.L.C. from its Purchase Price to be paid at the Initial Closing.

                  i. Filing of Form 8-K; Press Release. After 6:00 p.m., New York City Time, on December 10, 2001, but prior to 8:45 a.m., New York City Time, on December 11, 2001, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement (including the Schedule of Exceptions hereto), the Certificate of Designations, the Registration Rights Agreement and the Form of Warrant, in the form required by the 1934 Act (the "Announcing Form 8-K"). The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents not to, provide the Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC without the express written consent of the Buyer. The Company's first press release or other announcement of this Agreement or the transactions contemplated by this Agreement shall be made concurrent with the filing of the Announcing Form 8-K with the SEC.

                  j. Transactions With Affiliates. So long as any Preferred Shares or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates of the Company or its Subsidiaries or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  k Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Preferred Shares shall be equal to the aggregate par value of such Preferred Shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at anytime on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of each holder of Preferred Shares. So long as any Preferred Shares remain outstanding, the Company shall not account for as surplus or transfer to or otherwise allocate to the Company's surplus account for purposes of the Delaware General Corporation Law any of the capital represented by the Preferred Shares, including, without limitation, for the purpose of reducing any of its capital stock as contemplated by Section 244 of the Delaware General Corporation Law. The amount to be represented in the capital account for the Preferred Stock at all times for each outstanding Preferred Share shall be an amount equal to the product of (i) the Stated Value (as defined in the Certificate of Designations) and (ii) 125%.

                  l. Corporate Existence. So long as any Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on Nasdaq, AMEX or NYSE.

                  m. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, any other Transaction Document or the Certificate of Designations, including without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                  n. Proxy Statement. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall be not later than 90 days after the Initial Closing Date (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such annual stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. Such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence and the election of directors. The Company shall file such proxy statement with the SEC as soon as possible but in no event later than 60 days after the Initial Closing Date (the "Proxy Statement Filing Due Date"). If the Company fails to file the proxy statement referred to above by the Proxy Statement Filing Due Date or fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share equal to the product of
(i) the Purchase Price multiplied by (ii) .015 multiplied by (iii) the quotient of (x) the sum of (A) the number of days after the Proxy Statement Filing Due Date and prior to the date that the proxy statement referred to above is filed with the SEC and (B) the number of days after the Stockholder Meeting Deadline and prior to the date that a meeting of the Company's stockholders is held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the filing of the proxy statement or the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Proxy Statement Filing Due Date or the Stockholder Meeting Deadline, as the case may be. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 1.50% per month (pro rated for partial months) until paid in full.

                  o.       Trading Restrictions.

         (i) Each Buyer agrees that, subject to the exceptions described below, during the Alternative Conversion Period (as defined in the Certificate of Designations), such Buyer and its affiliates shall not make Net Sales (as defined below) on any single day during the Alternative Conversion Period, a number of shares of Common Stock in excess of that percentage of the daily trading volume of the Common Stock (as reported by Bloomberg Financial Markets (or any successor thereto)) on such day equal to the product of (I) the quotient of (x) the number of Preferred Shares purchased by such Buyer and its affiliates pursuant to this Agreement divided by (y) 15,820, multiplied by (II) 15.82. Notwithstanding the foregoing, the net sales restriction set forth in this Section 4(o)(i) shall not apply (A) at any time on and after the occurrence of a Triggering Event (as defined in the Certificate of Designations) or the occurrence of an event that with the passage of time, and assuming it were not cured, would constitute a Triggering Event, (B) at any time on and after the consummation of a Change of Control (as defined in the Certificate of Designations) or the public announcement of a pending, proposed or intended Change of Control, (C) on and after the Stockholder Approval Deadline if the Company shall have failed to receive the Stockholder Approval on or prior to the Stockholder Approval Deadline or (D) at any time on and after the first date on which the Company shall have failed to comply with, or breached, any provision, covenant, representation or warranty in any of the Transaction Documents or the Certificate of Designations which would result, either individually or in the aggregate, in a Material Adverse Effect and, in the case of a covenant which is curable, such breach continues for a period of at least ten (10) days. For purposes of this Section 4(o)(i), "Net Sales" means, with respect to any date of determination and with respect to any Buyer, the difference of (A) the number of shares of Common Stock sold, including by way of short sales, or otherwise transferred or disposed of, directly or indirectly, on such date of determination by such Buyer and its affiliates, minus (B) the number of shares of Common Stock purchased, directly or indirectly, on such date of determination by such Buyer and its affiliates.

         (ii) Each Buyer agrees that during the period beginning on and including the Initial Closing Date and ending on and including the earlier of (A) the first date on which such Buyer no longer holds any Preferred Shares or Warrants and (B) the date which is three (3) years after the Initial Closing Date, such Buyer shall not effect, nor shall such Buyer cause any of its affiliates to effect, any "short sale" (as defined in Rule 3b-3 of the 1934 Act) of the Common Stock (a "Short Sale") on any trading day (a "Sale Day") at a price which is less than the lowest sale price of the Common Stock on such Sale Day by any seller other than such Buyer and its affiliates.

         (iii) Each Buyer agrees that, subject to the exceptions described below, during the period beginning on and including the Initial Closing Date and ending on and including the earlier of (A) the first date on which such Buyer no longer holds any Preferred Shares or Warrants and
         (B) the date which is three (3) years after the Initial Closing Date, such

         Buyer shall not engage in, nor shall such Buyer cause any of its affiliates to engage in, any transaction constituting a Short Sale or establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock (collectively with a transaction constituting a Short Sale, a "Short Equivalent Transaction"); provided, however, that during such period each Buyer and its affiliates shall be entitled to engage in Short Equivalent Transactions to the extent that following such Short
         Equivalent Transaction the aggregate short position (including aggregate open "put equivalent positions") of such Buyer and its affiliates does not exceed the sum of (A) the number of shares of Common Stock issuable upon exercise (which shall be determined as if an Exercise Notice (as defined in the Warrants) had been delivered) of the Warrants held by such Buyer and its affiliates (without regard to any limitations on exercises), (B) (I) on any day other than a day during the Adjustment Period (as defined below), the number of shares of Common Stock issuable upon conversion (which shall be determined as if a Conversion Notice (as defined in the Certificate of Designations) was delivered) of the Preferred Shares held by such Buyer and its affiliates (without regard to any limitations on conversions) and (II) on any day during the Adjustment Period, the number of shares of Common Stock equal to the result of (w) the aggregate Conversion Amounts (as defined in the Certificate of Designations) of all the Preferred Shares held by such Buyer and its affiliates, divided by (x) the lower of (i) the Conversion Price (as defined in the Certificate of Designations) in effect on such date of determination and (ii) as of such date of determination, the arithmetic average of the Weighted Average Price (as defined in the Certificate of Designations) of the Common Stock on each trading day during the period beginning on and including the first day of the Adjustment Period and ending on and including such date of determination, plus (C) the number of Dividend Shares (as defined in the Certificate of Designations) issuable to such Buyer and its affiliates with respect to the Preferred Shares held by such Buyer and its affiliates. Notwithstanding the foregoing, the restrictions set forth in this Section 4(o)(iii) shall not apply (I) at any time on and after the occurrence of a Triggering Event (as defined in the Certificate of Designations) or the occurrence of an event that with the passage of time, and assuming it were not cured, would constitute a Triggering Event, (II) at any time on and after the consummation of a Change of Control (as defined in the Certificate of Designations) or the public announcement of a pending, proposed or intended Change of Control, (III) at any time on and after the first date on which the Company shall have failed to delivered the required number of Conversion Shares to any Buyer or its affiliates upon conversion of Preferred Shares held by such Buyer or its affiliates on a timely basis in accordance with Section 2(d)(ii) of the Certificate of Designations or the Company shall have failed to deliver the required number of Warrant Shares to any Buyer or its affiliates upon exercise of the Warrants held by such Buyer or its affiliates on a timely basis in accordance with Section 2(a) of the Warrants, or (IV) at any time on and after the first date on which the Company shall have failed to comply with, or breached, any provision, covenant, representation or warranty in any of the Transaction Documents or the Certificate of Designations which would result, either individually or in the aggregate, in a Material Adverse Effect and, in the case of a covenant which is curable, such breach continues for a period of at least ten
         (10) days. For purposes of this Section 4(o), "Adjustment Period" means the period (A) beginning on and including the earlier of (y) the date which is 20 trading days prior to the date immediately following the date which is 120 days after the date the Registration Statement (as defined in the Registration Rights

         Agreement) is declared effective by the SEC and (z) the date which is 20 trading days prior to the Adjustment Date (as defined in the Certificate of Designations) and (B) ending on and including the Adjustment Date.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as Exhibit F (the "Irrevocable Transfer Agent Instructions"), and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2(f) (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or such Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyers and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company to issue and sell the Preferred Shares and the Warrants to each applicable Buyer at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer purchasing Preferred Shares and Warrants at such Closing with prior written notice thereof:

                  a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  b. Such Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(h)) for the Preferred Shares and the Warrants being purchased by such Buyer at the applicable Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  c. The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the applicable Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  a. Initial Closing Date. The obligation of each Initial Buyer to purchase the Initial Preferred Shares and the Initial Warrants from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Initial Buyer's sole benefit and may be waived by such Initial Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

         (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Initial Buyer.

         (ii) The Certificate of Designations, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Initial Buyer.

         (iii) The Common Stock (x) shall be designated for quotation or listed on the Principal Market and (y) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market be threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

         (iv) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Initial Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Initial Buyer including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

         (v) Such Initial Buyer shall have received the opinion of Wilson Sonsini Goodrich & Rosati dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Initial Buyer and in substantially the form of Exhibit D attached hereto.

         (vi) Such Initial Buyer shall have received the opinion of James Alan Cook, Esq., General Counsel of the Company, dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Initial Buyer and in substantially the form of Exhibit E attached hereto.

         (vii) The Company shall have executed and delivered to such Initial Buyer the Preferred Stock Certificates and the Warrants (in such denominations as the Initial Buyer shall request) for the Preferred Shares and the Warrants being purchased by such Initial Buyer at the Initial Closing.

         (viii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above and in a form reasonably acceptable to such Initial Buyer (the "Resolutions").

         (ix) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 10,816,165 shares of Common Stock.

         (x) The Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent and the Company shall deliver a copy thereof to such Initial Buyer.

         (xi) The Company shall have delivered to such Initial Buyer a certificate evidencing the incorporation and good standing of the Company and each U.S. Subsidiary in such entity's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten (10) days of the Initial Closing Date.

         (xii) The Company shall have delivered to such Initial Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten
         (10) days of the Initial Closing Date.

         (xiii) The Company shall have delivered to such Initial Buyer a secretary's certificate, dated as the Initial Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Initial Closing.

         (xiv) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

         (xv) The Company shall have delivered to such Initial Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Initial Closing Date.

         (xvi) The  Company  shall  have  delivered  to such  Initial  Buyer the consent of Foothill Capital Corporation to this Agreement and the transactions contemplated hereby in form, scope and substance reasonably satisfactory to such Initial Buyer.

         (xvii) The Company shall have delivered to such Initial Buyer such other documents relating to the transactions contemplated by this Agreement as such Initial Buyer or its counsel may reasonably request.

                  b. Second Closing Date. The obligation of each Second Buyer hereunder to purchase the Second Preferred Shares and the Second Warrants from the Company at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions, provided that these conditions are for each Second Buyer's sole benefit and may be waived by such Second Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

         (i) The Company shall have executed each of the Transaction Documents and delivered the same to such Second Buyer.

         (ii) The Initial Closing shall have occurred.

         (iii) Such Second Buyer shall have received the opinion of Wilson Sonsini Goodrich & Rosati dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Second Buyer and in substantially the form of Exhibit D attached hereto.

         (iv) Such Second Buyer shall have received the opinion of James Alan Cook, Esq., General Counsel of the Company, dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Second Buyer and in substantially the form of Exhibit E attached hereto.

         (v) The Company shall have executed and delivered to such Second Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Second Buyer shall request) for the Preferred Shares and the Warrants being purchased by such Second Buyer at the Second Closing.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and
(y) is not a shareholder derivative suit) and arising out of or resulting from any misrepresentation or breach, or alleged misrepresentation or breach, of any representation or warranty made by the Company in the Transaction Documents, or the breach or alleged breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Sections 6(a) and (d) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

         9.       GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party;

provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c.   Headings.   The  headings  of  this   Agreement  are  for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares issued pursuant to this Agreement, or, if prior to the Initial Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the Preferred Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  The 3DO Company
                  100 Cardinal Way
                  Redwood City, California 94063
                  Telephone: 650-385-3000
                  Facsimile: 650-385-3184
                  Attention: Chief Executive Officer

         With a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94304

                  Telephone: 650-493-9300
                  Facsimile: 650-493-6811
                  Attention: Neil Wolff, Esq.
                             Yoichiro Taku, Esq.

         If to the Transfer Agent:

                  EquiServe
                  150 Royall Street
                  Canton, MA 02021
                  Telephone: 781-575-3766
                  Facsimile: 781-575-2420
                  Attention: Dawn Engelhardt

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(c) of the Certificate of Designations) with respect to which the Company is in compliance with Section 4(l) of the Agreement, Section 4 of the Certificate of Designations and Section 9 of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. Survival. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in
Section 8, shall survive the Closings.  The

Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. Termination. In the event that the Initial Closing shall not have occurred with respect to an Initial Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Initial Buyer's failure to satisfy the conditions set forth in Sections 6 and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse any nonbreaching Buyers for the expenses described in
Section 4(h) above.

                  m. Placement Agent. The Company acknowledges that it has engaged Gerard Klauer Mattison & Co., Inc. as placement agent in connection with the sale of the Preferred Shares and the related Warrants, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                  n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                         BUYERS:
--------                                         -------

THE 3DO COMPANY                         HFTP INVESTMENT L.L.C.
                                        By: Promethean Asset Management, L.L.C.
                                        Its: Investment Manager


By: /s/ James Alan Cook                 By: /s/ James F. O'Brien, Jr.
    -------------------                     -------------------------
    Name: James Alan Cook                   Name: James F. O'Brien, Jr.
    Title: Executive Vice President         Title: Managing Member


                                            /s/ Fari Amini
                                            --------------
                                            Fari Amini


                                            /s/ Augustus S. Hawkins
                                            -----------------------
                                            Augustus S. Hawkins


                                        WM. M. & HELEN S. HAWKINS Trust
                                        U/A Apr. 25, 1981


                                        By: /s/ William M. Hawkins, Jr.
                                            ---------------------------
                                            Name: William M. Hawkins, Jr.
                                            Title: Trustee


                                            /s/ Mark Lewis
                                            --------------
                                            Mark Lewis


                                            /s/ Michael Marks
                                            -----------------
                                            Michael Marks


                                        NAYLOR 1992 REVOCABLE TRUST
                                        u/t/a 2/4/92

                                        By: /s/ Duncan O. Naylor
                                            --------------------
                                            Name:  Duncan O. Naylor
                                            Title: Co-Trustee

                                        By: /s/ Barbara A. Naylor
                                            ---------------------
                                            Name:  Barbara A. Naylor
                                            Title: Co-Trustee


                                      -29

                                        EUGENE & CORINNE O'KELLY, as
                                        joint tenants

                                        By: /s/ Eugene O'Kelly
                                            ------------------
                                            Name: Eugene O'Kelly

                                        By: /s/ Corinne O'Kelly
                                            -------------------
                                            Name: Corinne O'Kelly

                                        THE POSEHN FAMILY TRUST Dated
                                        10/5/94

                                        By: /s/ Michel R. Posehn
                                            --------------------
                                            Name: Michel R. Posehn
                                            Title: Trustee

                                            /s/ William R. Reid
                                            -------------------
                                            William R. Reid

                                            /s/ Gregory Walter Riker
                                            ------------------------
                                            /s/ Janis L Riker
                                            -----------------
                                            Gregory Walter Riker and
                                            Janis Lea Riker, Husband and Wife

                                            /s/ Charles W. Romberger
                                            ------------------------
                                            Charles W. Romberger

                                            /s/ Alfred Z. Spector
                                            ---------------------
                                            Alfred Z. Spector

                                            /s/ Bruce Zweig
                                            ---------------
                                            Bruce Zweig

                                            GAIA OFFSHORE MASTER FUND, LTD.

                                            By:  Promethean Asset Management
                                                   L.L.C.
                                            Its: Investment Manager


                                            By: /s/ James F. O'Brien, Jr.
                                                -------------------------
                                                Name: /s/ James F. O'Brien, Jr.
                                                      -------------------------
                                                Title: Managing Member
                                                       ---------------

                                                     SCHEDULE OF BUYERS
                                                                            Number
                                                                              of
                                            Investor Address                Preferred       Investor's Legal Representatives'
       Investor's Name                    and Facsimile Number               Shares           Address and Facsimile Number
------------------------------    --------------------------------------    ----------     ------------------------------------

Initial Buyers:
---------------
HFTP Investment L.L.C.            c/o Promethean Asset Management            9,000         Promethean Investment Group, L.L.C.
                                  L.L.C.                                                   750 Lexington Avenue, 22nd Floor
                                  750 Lexington Avenue, 22nd Floor                         New York, New York  10022
                                  New York, New York 10022                                 Attention: James F. O'Brien, Jr.
                                  Attention: James F. O'Brien, Jr.                                    John M. Floegel
                                             John M. Floegel                                          David M. Kittay
                                             David M. Kittay                               Telephone: (212) 702-5200
                                  Telephone: (212) 702-5200                                Facsimile: (212) 758-9334
                                  Facsimile: (212) 758-9334
                                                                                           Katten Muchin Zavis
                                  Residence: New York                                      525 W. Monroe Street
                                                                                           Chicago, Illinois 60661-3693
                                                                                           Attention: Robert J. Brantman, Esq.
                                                                                           Telephone: (312) 902-5200
                                                                                           Facsimile: (312) 902-1061

Gaia Offshore Master Fund,        c/o Promethean Asset Management            3,500         Promethean Investment Group, L.L.C.
Ltd.                              L.L.C.                                                   750 Lexington Avenue, 22nd Floor
                                  750 Lexington Avenue, 22nd Floor                         New York, New York  10022
                                  New York, New York 10022                                 Attention: James F. O'Brien, Jr.
                                  Attention: James F. O'Brien, Jr.                                    John M. Floegel
                                             John M. Floegel                                          David M. Kittay
                                             David M. Kittay                               Telephone: (212) 702-5200
                                  Telephone: (212) 702-5200                                Facsimile: (212) 758-9334
                                  Facsimile: (212) 758-9334
                                                                                           Katten Muchin Zavis
                                  Residence: New York                                      525 W. Monroe Street
                                                                                           Chicago, Illinois 60661-3693
                                                                                           Attention: Robert J. Brantman, Esq.
                                                                                           Telephone: (312) 902-5200
                                                                                           Facsimile: (312) 902-1061

Fari Amini                        202 Lagunitas Road                           100
                                  Ross, California 94957
                                  Telephone: (415) 453-2252
                                  Facsimile: ______________

                                  Residence: California



Augustus S. Hawkins               5070 Tara Avenue, #108                       200
                                  Las Vegas, Nevada 89146
                                  Telephone: (702) 386-3439
                                  Facsimile: ________________

                                  Residence: Nevada

Wm. M. & Helen S. Hawkins         Wm. M. Hawkins, Jr., Trustee               2,000
Trust U/A Apr. 25, 1981           6949 Fairway Road
                                  La Jolla, California 92037
                                  Telephone: (858) 459-7550
                                  Facsimile:  (858) 459-8429

                                  Residence: California

Mark Lewis                        371 Greendale Way                            100
                                  Redwood, California 94062
                                  Telephone: (650) 363-0651
                                  Facsimile: _______________

                                  Residence: California

Michael Marks                     2090 Fortune Drive                           250
                                  San Jose, California 95131
                                  Telephone:  (408) 428-1320
                                  Facsimile: ___________________

                                  Residence: California

Naylor 1992 Revocable Trust       Duncan Naylor & Barbara Naylor,               50
u/t/a 2/4/92                      Trustees
                                  1268 Estates Drive
                                  Los Altos, California 94024
                                  Telephone: (650) 233-7011
                                  Facsimile: ____________________

                                  Residence: California

Eugene & Corinne O'Kelly,         Eugene O'Kelly                               125
as joint tenants                  504 E. 87th Street
                                  New York, New York 10128
                                  Telephone: (212) 734-5002
                                  Facsimile: ___________________

                                  Residence: New York

The Posehn Family Trust           Michael R. Posehn, Trustee                    50
Dated 10/5/94                     P.O. Box 309
                                  Penryn, California 95663
                                  Telephone: (916) 663-9358
                                  Facsimile: ____________________

                                  Residence: California



William R. Reid                   1045 Fifth Avenue, Fifth Floor               100
                                  New York, New York 10028
                                  Telephone: (212) 521-5514
                                  Facsimile: __________________

                                  Residence: New York

Charles W. Romberger              235 Ridgeway Avenue                           95
                                  Fairfax, California 94930
                                  Telephone: (415) 457-7332
                                  Facsimile: _____________________

                                  Residence: California

Alfred Z. Spector                 45 Iden Avenue                               100
                                  Pelham Manor, New York 10803
                                  Telephone: (914) 738-7937
                                  Facsimile: _______________

                                  Residence: New York

Bruce Zweig                       1770 Green St., #604                          50
                                  San Francisco, CA 94123
                                  Telephone: (415) 922-0230
                                  Facsimile: _______________

                                  Residence: California

Second Buyers:
--------------

Gregory Walter Riker &            Gregory Walter Riker &                       100
Janis Lea Riker                   Janis Lea Riker
                                  2821 Second Avenue #2301
                                  Seattle, WA. 98121
                                  Telephone: (206) 399-2852
                                  Facsimile:

                                  Residence: Washington

Total                                                                       15,820

                                    SCHEDULES

Schedule 3(a)              Organization and Qualification
Schedule 3(c)              Capitalization
Schedule 3(e)              No Conflicts
Schedule 3(f)              SEC Documents
Schedule 3(g)              Material Changes
Schedule 3(h)              Absence of Litigation
Schedule 3(o)              Intellectual Property
Schedule 3(q)              Titles
Schedule 3(w)              Transactions with Affiliates
Schedule 4(d)              Use of Proceeds


                                    EXHIBITS

Exhibit A                  Form of Certificate of Designations, Preferences and
                           Rights of the Series A Preferred Stock
Exhibit B                  Form of Warrant
Exhibit C                  Form of Registration Rights Agreement
Exhibit D                  Form of Outside Company Counsel Opinion
Exhibit E                  Form of Inside Company Counsel Opinion
Exhibit F                  Form of Irrevocable Transfer Agent Instructions

                             SCHEDULE OF EXCEPTIONS


         The following are exceptions to the representations and warranties of The 3DO Company (the "Company") contained in Section 3 of the Securities Purchase Agreement by and among the Company and each of the Buyers named therein (the "Agreement") and should be considered an integral part of the Agreement. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement, unless the context otherwise requires.

         Schedule 3(a):  Organization and Qualification.

                  The Company has three Subsidiaries, (1) The 3DO Company, a California corporation, (2) 3DO Europe Limited, a Limited Liability Company incorporated under the laws of England, and (3) Studio 3DO K.K., a corporation duly incorporated under the laws of Japan, which was reincorporated as a Delaware LLC by name Studio 3DO LLC.

         Schedule 3(c):  Capitalization.

                  The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of December 4, 2001, there were 53,072,399 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. There were also 23,083,402 options to purchase Common Stock issued and outstanding; 6,787,513 options to purchase Common Stock were available for grant under the Company's 1993 Option Plan; 220,833 options to purchase Common Stock were available for grant under the Company's 1995 Director Plan, and 1,720,537 options to purchase Common Stock were available for grant under the Company's 1994 Employee Stock Purchase Plan. The Company has outstanding warrants to purchase 3,145,265 shares of Common Stock. In addition, the Company will issue warrants to the Buyers pursuant to the Agreement and will also issue warrants to purchase 312,424 shares of Common Stock as part of its fee commitment to Gerard Klauer Mattison. The Company entered into a Loan and Security Agreement with Foothill Capital Corporation and other lenders on April 6, 2000, as amended. See also Schedule 3(e).


         Schedule 3(e):  No Conflicts

         The Company entered into Registration Rights Agreements in October 2000 and October 2001 pursuant to which certain shareholders have
         "piggy-back" registration rights. These rights entitle holders to include their shares in any registration initiated by the Company for its own account or for the account of a security holder. Of the shares covered by the registration rights agreements,

         2,416,162 shares of Common Stock were included in a resale registration statement on form S-3 filed by the Company on October 25, 2001. Mr. Hawkins holds registration rights in connection with 3,933,010 shares of Common Stock and 1,179,903 shares of Common Stock issuable upon exercise of warrants. An additional 562,932 shares of Common Stock issuable upon exercise of outstanding warrants also have "piggy-back" registration rights.

         Schedule 3(f):  List of SEC Filings Since March 30, 2000

         10-Q          Quarterly Report                               10/30/2001
         ----
         10-Q          Quarterly Report                                8/14/2001
         ----
         DEF 14A       Definitive Proxy Statement                      7/31/2001
         -------
         10-K          Annual Report                                   6/29/2001
         ----
         10-Q/A        Amended Quarterly Report                         6/7/2001
         ------
         8-K           Current Report                                  3/20/2001
         ---
         10-Q          Quarterly Report                                2/14/2001
         ----
         10-Q          Quarterly Report                               11/14/2000
         ----
         DEF 14A       Definitive Proxy Statement                      9/13/2000
         -------
         10-Q          Quarterly Report                                8/14/2000
         ----
         10-K          Annual Report                                   6/29/2000
         ----

         Schedule 3(g):  Material Changes.

                  Since March 31, 2001, the Company has taken a number of actions to reduce operating expenses in order to reduce the Company's breakeven point and conserve cash. Actions taken included reductions in force in excess of 150 people, the closure of the Austin TX development studio, a reduction in previously planned levels of marketing expense, and the cancellation of several outside development contracts for "unproven" products. As a result of these changes, there have been revisions to internal expectations for the fourth quarter of FY02, as well as changes in the FY03 product plan. All of this information, except for the approximate number of employees affected by the reductions in force, has been previously publicly disclosed.

         Schedule 3(h):  Absence of Litigation.

                  In March 2001, the Company initiated a lawsuit against LucasArts Entertainment Company, LLA and Lucas Licensing Ltd.
         (collectively, "Lucas") as a result of Lucas publishing an entertainment software product entitled "STAR WARS: STARFIGHTER", compatible with the PlayStation 2 computer entertainment system. The Company is the owner of the trademark "STAR FIGHTER". The trademark infringement case is currently in the discovery stages.


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

         Schedule 3(o):  Intellectual Property.

                  None.

         Schedule 3(q):  Titles.

                  The Loan Agreement with Foothill Capital Corporation on April 6, 2000 provides Foothill with collateral interest in the Company's assets for the purpose of securing the line of credit provided by Foothill.

         Schedule 3(w):  Transactions with Affiliates.

                  On August 16, 2000, the Company entered a Convertible Note and Warrant Purchase Agreement with the Company's CEO and Chairman of the Board, Trip Hawkins III, and sold a $2 million convertible promissory note to Mr. Hawkins. On August 23, 2000, the Company entered a Convertible Note and Warrant Purchase Agreement with Mr. Hawkins and sold an $18 million convertible promissory note to Mr. Hawkins. On September 13, 2000, the full amount of the two notes, along with accrued interest, were converted to Common Stock at $6.9375 per share, resulting in the Company issuing Mr. Hawkins a total of 2,899,641 shares. Associated with the issuance of the promissory notes, the Company issued 432,432 warrants to Mr. Hawkins. These warrants have a $20 exercise price and a five-year term.

                  On October 31, 2000, the Company entered into a Stock Purchase Agreement with Mr. Hawkins for the purchase of 4,848,485 shares of Common Stock for $15 million. The Company also issued 969,997 warrants with a five-year term and an exercise price of $3.7125 per share to Mr. Hawkins.

                  On October 9, 2001, the Company entered into a Stock Purchase Agreement with Mr. Hawkins for the purchase of 3,933,010 of Common Stock for $8.1 million. The Company also issued 1,179,903 warrants with a five-year term and a $2.27 per share exercise price to Mr. Hawkins.

                  Chuck Romberger, an employee of 3DO is purchasing $95,000 of Series A Preferred Stock as part of the transactions set forth in the Agreement.


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